EXHIBIT 99.1

SEVEN ARTS ENTERTAINMENT INC. ANNOUNCES A 1-FOR-70 REVERSE SPLIT

LOS ANGELES, CA--(Marketwire –August 31, 2012) - Seven Arts Entertainment Inc. (NASDAQ: SAPX - News) (“Company” or “Seven Arts”) announced today a 1-for-70 reverse split of its common stock effective as of 4:01p.m. EDT (immediately after the close of the market today).  The Company’s new CUSIP number is 81783N 201.  By virtue of the reverse split, every seventy shares of the Company’s outstanding common stock will be combined and converted into one share of new common stock with resulting fractional shares rounded up to the next whole share.  Seven Arts also announced that it will proportionately reduce the number of its authorized shares of common stock.

About Seven Arts Entertainment Inc.:

Seven Arts Entertainment Inc. is the successor to Seven Arts Pictures Plc, which was founded in 2002 as an independent motion picture production and distribution company engaged in the development, acquisition, financing, production and licensing of theatrical motion pictures for exhibition in domestic (i.e., the United States and Canada) and foreign theatrical markets, and for subsequent worldwide release in other forms of media, including home video and pay and free television.

Cautionary Information Regarding Forward-Looking Statements.

Forward-looking statements contained in this press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995.  Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from the anticipated.  The information contained in this release is as of August 31, 2012.  Seven Arts assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

Contact:

Seven Arts Entertainment Inc.
Peter Hoffman
323-372-3080
phoffman@7artspictures.com

Seven Arts Entertainment Inc.
8439 Sunset Blvd., Fourth Floor
West Hollywood, CA 90069
         Tel: (323) 372-3080
Email: phoffman@7artspictures.com